UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2009

Adrenalina
  (Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Peter Dichiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.

Mr. Jeffrey M. Geller, President and Chief Operating Officer, announced that he is leaving Adrenalina (the “Company”), effective July 18, 2009, to pursue other interests.  Mr. Geller does not have any dispute or disagreement with the Company. The Company and Mr. Geller terminated his employment contract, in exchange for continued health and dental benefits for 18 months, the full vesting of all outstanding options and a 36 month consulting agreement with monthly compensation of $2,000 per month. Mr. Geller will remain a member of the Board of Directors.

Effective July 4, 2009, Mr. Jonathan Abenhaim, Senior Vice President has left the Company to pursue other interests.  Mr. Abenhaim does not have any dispute or disagreement with the Company. The Company and Mr. Abenhaim terminated his employment contract, in exchange for continued health and dental benefits for 18 months, the full vesting of all outstanding options and a 12 month consulting agreement with monthly compensation of $1,500 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 7, 2009

Adrenalina

/s/ Michael Labinski
By:	Michael Labinski
Chief Financial Officer